UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2026, Matthews International Corporation (the “Company”) entered into a Ninth Amendment (the “Ninth Amendment”) to the Third Amended and Restated Loan and Security Agreement (as amended, the “Credit Agreement”) by and among the Company and the banks party thereto (the “Credit Facility”). The general purpose of the Ninth Amendment is to align the terms of the Credit Agreement with the structure of the Company after recent divestitures, including (i) the exclusion of the Company’s 40% interest in the Propelis Joint Venture (as defined in the Credit Agreement) from the calculation of Leverage Ratio (as defined in the Credit Agreement), (ii) reduction of borrowing capacity and (iii) elimination of an unutilized foreign borrowing facility.

Pursuant to the Ninth Amendment, the parties agreed to a “Covenant Relief Period,” which has the effect of excluding the Company’s interest in the Propelis Joint Venture by increasing the amount of indebtedness the Company may carry in proportion to EBITDA (as defined in the Credit Agreement). The Covenant Relief Period commences on the closing date of the Ninth Amendment through December 31, 2027, unless such Covenant Relief Period is earlier terminated by the Company pursuant to the terms of the Credit Agreement. During the Covenant Relief Period, the Company has agreed to maintain a Leverage Ratio, as of the end of the applicable quarter, for the period equal to the four consecutive quarters then ending, less than or equal to: 5.25 to 1.00 for each of the quarters ending September 30, 2026, December 31, 2026, March 31, 2027, and June 30, 2027, respectively; (ii) 5.00 to 1.00 for the quarter ending September 30, 2027; and (iii) 4.75 to 1.00 for the quarter ending December 31, 2027. Upon the termination of the Covenant Relief Period, the Leverage Ratio will be 4.50 to 1.00 as of the end of the quarter ending immediately following the date on which the Covenant Relief Period has terminated and as of the end of each quarter thereafter; provided, however, effective upon the sale or other disposition of the Propelis Joint Venture, if any, the then-applicable required Leverage Ratio will be reduced by 0.50.

Pursuant to the Ninth Amendment, the aggregate principal amount available under the revolving credit facility is reduced to $650 million from $700 million. In addition, immediately upon the effectiveness of the Ninth Amendment, Matthews Europe GmbH was released and discharged from the terms and conditions of the Credit Agreement and each applicable note issued thereunder and from any rights, obligations, or liabilities as a “Foreign Borrower” under the Credit Agreement. In connection with such change, the aggregate amount of revolving credit loans made to and letters of credit outstanding issued for the account of all Foreign Borrowers will not exceed $0.00, reduced from $350 million.

Except as set forth in the Ninth Amendment, all other material terms of the Credit Agreement remain unchanged and continue in full force and effect.

The foregoing summaries of the Ninth Amendment, the Credit Agreement and the Credit Facility are not complete and are qualified in their entirety by reference to the full text of the Ninth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ninth Amendment to Third Amended and Restated Loan Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Daniel E. Stopar
Daniel E. Stopar
Chief Financial Officer and Treasurer

Date: September 4, 2026

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